UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2012

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of principal executive offices, including zip code)

+ (353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual General Meeting of Shareholders of Ingersoll-Rand plc (the “Company”) held on June 7, 2012, the Company’s shareholders (1) elected all eleven of the Company’s nominees for director; (2) provided advisory approval of the compensation of the Company's named executive officers; and (3) approved the appointment of PricewaterhouseCoopers to serve as the Company’s independent auditors for the fiscal year ending December 31, 2012 and authorized the Audit Committee to set the auditors’ remuneration. Shares were voted on these proposals as follows:
Proposals 1(a)-(k). Election of eleven (11) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Ann C. Berzin	218,997,392	3,911,875	7,797,375	18,582,828
(b)	John Bruton	219,418,786	3,535,041	7,752,815	18,582,828
(c)	Jared L. Cohon	219,399,078	3,296,276	8,011,288	18,582,828
(d)	Gary D. Forsee	213,755,271	9,182,149	7,769,222	18,582,828
(e)	Peter C. Godsoe	217,872,314	5,139,211	7,695,117	18,582,828
(f)	Edward E. Hagenlocker	219,576,040	3,286,665	7,843,937	18,582,828
(g)	Constance J. Horner	211,916,882	10,948,862	7,840,898	18,582,828
(h)	Michael W. Lamach	214,790,075	8,613,893	7,302,674	18,582,828
(i)	Theodore E. Martin	217,818,456	5,293,704	7,594,482	18,582,828
(j)	Richard J. Swift	214,305,836	8,649,340	7,751,466	18,582,828
(k)	Tony L. White	218,080,175	5,159,528	7,466,939	18,582,828
Proposal 2. Advisory approval of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non Vote
186,911,747	35,095,423	8,699,472	18,582,828
Proposal 3. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2012 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
243,280,882	4,611,348	1,397,240	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY

Date: June 11, 2012	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President – Corporate Governance and Secretary